UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASTRONOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AstroNova, Inc.

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 11, 2024

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2024 Annual Meeting of Shareholders of AstroNova, Inc. (the “Company,” “we” or “our”) will be held by means of remote communication on Tuesday, June 11, 2024, beginning at 9:00 a.m., Eastern Daylight Time for the following purposes:

(1)
To consider and vote upon the election of five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;
(2)
To conduct a non-binding, advisory vote to approve the Company’s executive compensation;
(3)
To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025; and
(4)
To transact such other business as may properly come before the meeting.

The close of business on April 12, 2024 has been fixed as the record date for determining shareholders entitled to attend or vote at the annual meeting or any adjournment thereof.

You may vote on these matters at the annual meeting or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy or Internet or telephone vote and vote your shares by means of the remote platform.

The Annual Meeting of Shareholders will only be conducted exclusively via remote communication. In order to attend the meeting, you should register in advance at www.proxydocs.com/ALOT prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and give you the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors

/s/Daniel S. Clevenger
Daniel S. Clevenger
Secretary

May 2, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2024.

The Company’s Proxy Statement and Annual Report are available for viewing,

printing and downloading at:

http://www.proxydocs.com/ALOT

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AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 11, 2024

The Meeting

The 2024 annual meeting of shareholders of AstroNova, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Tuesday, June 11, 2024, by means of remote communication. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

•
the election of five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;
•
the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);
•
the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025; and
•
such other business as may properly come before the meeting.

Solicitation of Proxies

This proxy statement and the accompanying proxy card are expected to be first sent to shareholders on or about May 2, 2024.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its 2024 annual meeting of shareholders. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

The Company has engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support. The Company expects to pay Alliance Advisors, LLC fees and disbursements which are not expected to exceed $12,500 in the aggregate.

Who May Vote

The Board has established April 12, 2024 as the record date for the annual meeting. Only shareholders of record at the close of business as of that date will be entitled to virtually attend or vote at the annual meeting. On the record date, there were 7,485,976 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

A list of shareholders entitled to vote will be available via the website for the annual meeting. In addition, you may contact David S. Smith, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, on any business day from May 31, 2024.

Attending the Annual Meeting

The annual meeting will be held through means of remote communications only. In order to attend, you must register in advance at www.proxydocs.com/ALOT prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and give you the ability to vote and submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email. If you are planning to attend our virtual meeting, please register at the website by June 10, 2024, 11:59 p.m. Eastern Daylight Time.

How to Vote

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting.

Shares Held of Record with Our Transfer Agent

If you are a shareholder of record, that is you have a stock certificate or hold your shares in an account with our transfer agent, Computershare, you may vote your shares at the virtual meeting or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

To vote at the annual meeting, you must attend the virtual meeting following the procedures set forth in the instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you. You will be able to vote during the meeting.

To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares

•
FOR the re-election of each of Alexis P. Michas, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods as a director of the Company;
•
FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;
•
FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.

To vote by proxy using the Internet, you must access the website for Internet voting at www.proxypush.com/ALOT. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day through the closing of the polls at the annual meeting. If you vote via the Internet, you do not have to return your proxy card via mail.

To vote by proxy using the telephone, use any touch-tone telephone and call 866-509-1041 to transmit your voting instructions through the closing of the polls at the annual meeting. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

•
sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the cover of this proxy statement;
•
voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or
•
attending the virtual meeting and then voting at the virtual meeting.

Shares Held by Brokers or Nominees

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker will be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals but will not be allowed to vote your shares with respect to “non-routine” proposals. Proposal 1, regarding the election of Directors, and Proposal 2, regarding the approval, on an advisory, non-binding basis, of the Company’s executive compensation, are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter.

Proposal 3, regarding the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025, is considered to be a routine item under the applicable rules and your broker will be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1 and Proposal 2, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

Votes Required to Transact Business at the Meeting

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

If You Receive More Than One Proxy Card or Voting Instruction Form

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instruction form for each account. Please sign, date and return all proxy cards you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have received only one copy of this proxy statement and the Company’s Annual Report for its fiscal year ended January 31, 2024 (“fiscal year 2024”). If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2024 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our fiscal year 2024 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 617-542-5300. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling 800-542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 877-373-6374 or writing to Computershare Investor Services at P.O. Box.43006, Providence, RI 02940-3006.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below. The biographies below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S FIVE NOMINEES FOR DIRECTOR.

Alexis P. Michas, 66, has been a director since June 2022. Mr. Michas is the founder and has been Managing Partner of Juniper Investment Company, LLC since 2008. Juniper is also a Principal of Aetolian Investors, LLC, a registered commodity pool operator. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School. Mr. Michas is the Non-Executive Chairman of the board of BorgWarner Inc., the Non-Executive Chairman of the board of Revvity, Inc., a director of funds managed by Atlantic Investment Management, Inc., and is also on the board of privately held Theragenics Corporation. Mr. Michas also served as the Non-Executive Chairman of the board of Lincoln Educational Services Corporation until 2015, and as a director of Allied Motion Technologies, Inc. (now Allient Inc.) until July 2017. Mr. Michas served as the Chairman of the U.S. Board of Trustees of Athens College, a non-profit organization until April 2023. We believe that Mr. Michas’ many years of private equity experience across a wide range of industries, his successful record of managing investments in public companies his record of board-level oversight and leadership with public companies, and his extensive transactional experience qualify him to serve on our Board.

Mitchell I. Quain, 72, has been a director since August 2011. Mr. Quain has served on the Executive Council of American Securities, Inc., a private equity firm, since January 2020. From December 2011 to December 2019, Mr. Quain was a Senior Advisor at the private equity firm Carlyle Group. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain also serves as a director of Kensington Capital Acquisition Corp. V, a blank check company, Star Equity Holdings, a provider of mobile healthcare solutions and diagnostic imaging equipment and services, and Williams Industrial Services. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, Kensington Capital Acquisition Corp. I, Kensington Capital Acquisition Corp. II, MagneTek, Inc., Mechanical Dynamics, Inc., Jason Industries, RBC Bearings, Inc., Register.com, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. We believe that Mr. Quain’s extensive experience in the private equity sector and public company board experience qualify him to serve on our Board.

Yvonne E. Schlaeppi, 64, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she co-founded. From 2022 through its sale in 2024, Ms. Schlaeppi served on the board of OpGen, Inc., a NASDAQ-listed molecular diagnostics company. From 2016 through its going private in 2019, Ms. Schlaeppi served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015, Ms. Schlaeppi has been a member of the External Advisory Council to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Since 2022, Ms. Schlaeppi has been recognized as Directorship Certified® by the National Association of Corporate Directors (“NACD”) and has been recognized as a Board Leadership Fellow by the NACD annually from 2017-2022. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 until its sale in 2007. From 1999 to 2006, Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998, Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. We believe that Ms. Schlaeppi’s extensive experience in international business and corporate governance, as well as relevant industry experience, qualify her to serve on our Board.

Richard S. Warzala, 70, has been a director since December 2017. He is the President, Chief Executive and Chairman of the Board of Directors of Allient Inc. (formerly, Allied Motion Technologies, Inc.) (“Allient”), a developer of advanced motion control products and systems, and has more than 40 years of leadership experience and a strong technical background in the industrial, aerospace and commercial industries. He joined Allient as President and Chief Operating Officer in 2002. Mr. Warzala was elected a director of Allient in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman of Allient’s board of directors in 2014. Allient designs, manufactures and sells precision and specialty motion control components and systems in markets including Vehicle, Medical, Aerospace & Defense, and Industrial/Electronics. Before joining Allient, Mr. Warzala was President of Danaher Corporation’s Motion Components Group and served in various senior positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. We believe that Mr. Warzala’s technology background and international industry experience, together with his corporate governance, management and oversight expertise, business insights and deep understanding of lean manufacturing principles, qualify him to serve on our Board.

Gregory A. Woods, 65, has served as Chief Executive Officer of the Company since February 1, 2014, and as a director since January 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served from January 2010 to August 2012 as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Prior to Performance Motion Devices, Mr. Woods served as chief executive officer of Control Technology Corp., a manufacturer of industrial computer and software products; and President of API Controls, a division of Danaher. Mr. Woods holds a Bachelor of Arts in physics from Colgate University, a Bachelor of Engineering in computer and mechanical engineering from Dartmouth College, and a Master of Business Administration from the University of Rochester. Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, each of whom is standing for election at the 2024 annual shareholders meeting, other than Gregory A. Woods, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable Securities and Exchange Commission (“SEC”) rules and NASDAQ listing standards.

The directors will be elected by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy at the annual meeting. This means that the five nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD FROM each nominee. Broker non-votes and votes that are WITHHELD FROM the nominees will be excluded entirely from the vote and will have no effect.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

The Board of Directors — Meetings and Committees

The Board currently consists of five members, all of whose terms will expire at the annual meeting. Each of our current directors has been nominated by the Board for re-election. During the fiscal year ended January 31, 2024, the Board held eight meetings. During fiscal year 2024, each director currently in office attended not less than 75% of the total number of meetings of the Board and the committees on which such director served.

The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All of the current members of the Board attended the 2023 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Governance Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is currently comprised of Mr. Michas, Mr. Quain and Ms. Schlaeppi. The Nominating and Governance Committee is currently comprised of Mr. Quain, Ms. Schlaeppi and Mr. Warzala. The Human Capital and Compensation Committee is currently comprised of Messrs. Michas, Quain and Warzala. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Compensation, and Nominating and Governance Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors — Corporate Governance — Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports and the adequacy of internal controls, appointing, setting the compensation of and overseeing the Company’s independent accountants, and assessing the qualifications, independence and performance of the Company’s independent accountants, and overseeing the administration of the Company’s Code of Conduct. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held seven meetings during the fiscal year ended January 31, 2024. The Board has determined that all members of the Audit Committee during fiscal year 2024 satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that each of Messrs. Michas and Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and possesses “financial sophistication” as described in the NASDAQ listing standards.

Human Capital and Compensation Committee. The Human Capital and Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Human Capital and Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; reviewing and approving recommendations on compensation of other executives; and reviewing and monitoring the Company’s executive officer succession plans. In addition, the Human Capital and Compensation Committee oversees the Company’s diversity, equity and inclusion initiatives, which focused in fiscal year 2024 on (i) participation by women in technical, engineering, sales and leadership positions, (ii) participation by veterans in our workforce, (iii) continuing to develop a technical apprenticeship program and (iv) developing and refining measures of employee engagement. The Human Capital and Compensation Committee may form and delegate authority to one or more subcommittees, except that it may not delegate its authority with respect to compensation matters involving any executive officer. The Human Capital and Compensation Committee held six meetings during the fiscal year ended January 31, 2024.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in fulfilling its nomination and corporate governance responsibilities. The Nominating and Governance Committee’s responsibilities include: (i) advising the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees, (ii) recommending to the Board individuals to be nominated by the Board for election to the Board by the shareholders or, in appropriate circumstances, elected by the Board to fill vacancies on the Board, (iii) advising the Board regarding appropriate governance practices and assisting the Board in achieving them, and (iv) overseeing and reporting to the Board concerning the periodic evaluation of the Board, each committee of the Board and members of the Board. The Board conducts annual self-evaluations that are overseen by the Nominating and Governance Committee. The Nominating and Governance Committee is also charged with advising the board regarding applicable standards to be used in determining the independence of the directors serving on the Board, reviewing and making recommendations to the Board regarding the Company’s corporate governance policies, and overseeing the Company’s director of education and onboarding programs. The Nominating and Governance Committee held four meetings in the fiscal year ended January 31, 2024.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not meet this requirement will have five years from the date of his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. All of our directors other than Mr. Michas, who joined the Board in 2022, meet the ownership requirement.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2024, Messrs. Michas, Quain and Warzala, served on the Company’s Compensation Committee. No member of the Company’s Compensation Committee who currently serves or who served during fiscal year 2024 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Compensation Committee.

Nomination of Directors

The Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating and Governance Committee considers diversity with respect to viewpoints, accomplishments, skills and experiences, among other factors such as gender, race, national origin and age, in its evaluation of candidates for Board membership. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in determining whether the candidate would bring a valuable perspective to the Board.

The Nominating and Governance Committee also monitors the Board’s compliance with the requisite qualifications under the NASDAQ listing standards for populating the Audit, Compensation, and Nominating and Governance Committees. The Nominating and Governance Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.

Shareholders may send recommendations for director nominees to the Nominating and Governance Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s By-Laws sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting, which must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2025, the notice must be received no earlier than December 21, 2024 and no later than March 21, 2025. A copy of the Company’s By-Laws may be obtained by writing to AstroNova, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Board of Directors Diversity Matrix

NASDAQ’s Board Diversity Rule, approved by the SEC on August 6, 2021, requires that companies listed on NASDAQ’s U.S. exchange publicly disclose board-level diversity statistics. The matrix below reflects the diversity of our Board as of May 2, 2024 based on the self-identified characteristics of our directors. The characteristics are based on the NASDAQ rule.

Board Diversity Matrix (As of May 2, 2024)
Total Number of Directors:			5
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	0	0
Number of Directors who identify in Any of the Categories Below:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			1

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board, may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Mr. Woods, are independent and all our key committees — Audit, Human Capital and Compensation, and Nominating and Governance — are, and during the fiscal year ended January 31, 2024 were, comprised solely of independent directors. The non-management directors meet in executive session at each scheduled Board meeting, which occur at least quarterly, in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Human Capital and Compensation Committee and the Nominating and Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Lead Independent Director. Our Board has not elected a Chairman at the present time. However, in August 2019, the Board elected Mr. Warzala as its lead independent director. In that capacity, among other things, Mr. Warzala serves as a liaison between the independent directors and the Company’s management and as the chair of executive sessions of the independent directors. The Board believes that in light of the relatively small size of the Board and the active involvement by all of our independent directors in both the oversight of the Company and the conduct of the Board’s meetings and deliberations, including the establishment of the Board’s agenda for its meetings, the Board’s current leadership structure is appropriate for the Company at this time. The Board intends to continue to review its leadership structure, including the role of the lead independent director.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Board as a whole is primarily responsible for overseeing the Company’s risk management practices relating to supply chain matters, cybersecurity and information technology, and commercial risks.

The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and fraud risk. The Audit Committee also monitors controls to prevent material weaknesses in the financial reporting function and oversees the administration of the Company’s Code of Conduct. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Human Capital and Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis” as well as reviewing and monitoring executive officer succession plans.

The Board’s Nominating and Governance Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to confirming the independence of board members, developing desired characteristics of the Board and identifying individuals qualified to be members of the Board, and assessing the effectiveness of the Board and its committees.

While each committee is responsible for evaluating the risks within their areas of responsibility and primarily overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Anti-Hedging

The Company prohibits its director’s officers and employees from engaging in hedging transactions relating to the Company’s securities, including by means of prepaid variable forwards, equity swaps, collars and exchange funds.

Compensation of Directors

The Human Capital and Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. On June 5, 2023, the Human Capital and Compensation Committee adopted amendments to the Company's Amended and Restated Non-Employee Director Annual Compensation Program (as so amended, the “Director Compensation Program”).

Pursuant to the Director Compensation Program, beginning with the second fiscal quarter of fiscal year 2024, each non-employee director automatically receives a grant of restricted stock on the date of the Board's regularly scheduled quarterly meeting. The number of whole shares granted is equal to the number calculated by dividing 25% of the stock component of the director compensation amount determined by the Human Capital and Compensation Committee for that year by the fair market value of our stock on that day. The aggregate value of the restricted stock award for fiscal year 2024 was $70,000. Shares of restricted stock granted under the Director Compensation Program are fully vested upon the date of issuance. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Compensation Committee, while a non-employee director is serving on our Board they may not sell or otherwise dispose of any of our stock received in connection with their service on our Board (whether that stock was granted under the Director Compensation Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause them to be out of compliance with any such guidelines.

Pursuant to the Director Compensation Program, each non-employee director receives cash payments for their service on the Board and its committees. The amounts of those payments for the fiscal year ended January 31, 2024 were:

Position Covered	Fiscal Year 2024 Annual Payment
Service on the Board	$45,000
Lead Independent Director	$11,000
Audit Committee Chairman	$11,000
Human Capital and Compensation Committee Chairman	$9,000
Nominating and Governance Committee Chairman	$9,000
Committee Member (other than Chairman)	$4,000

Cash payments are made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings. If a person becomes a non-employee director on a date other than the date of our annual meeting of shareholders in any fiscal year, that person will receive an award of restricted stock as described above, but appropriately prorated to reflect the number of days remaining from the date he or she commences his or her service in that capacity until the scheduled date for our next annual meeting of shareholders. In addition, if a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee other than on the first business day of a fiscal quarter of the Company, he or she will receive cash fees on (i) the date of the regular full meeting of the Board held in that quarter or (ii) if later, the date he or she commences his or her service in that capacity, as described above, but appropriately prorated to reflect the number of days remaining in that fiscal quarter.

The following Director Compensation table provides information regarding the compensation paid or accrued by each person other than Mr. Woods who served as a director during the fiscal year ended January 31, 2024. See “Executive Compensation” for information regarding compensation of and outstanding equity awards held by Mr. Woods.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)(b)	Total ($)
Alexis Michas	53,000	69,982	122,982
Mitchell I. Quain	64,000	69,982	133,982
Yvonne E. Schlaeppi	58,000	69,982	127,982
Richard S. Warzala	69,000	69,982	138,982

(a)
The amounts reflect the aggregate fair value of the awards on the grant date under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”) for shares of restricted stock granted to directors. For additional information, refer to Note 14, “Share Based Compensation,” in the Company’s audited financial statements for the fiscal year ended January 31, 2024, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2024. All stock awards were fully vested on the date of issuance.

(b)
As of January 31, 2024, the Company’s non-employee directors held the following number of outstanding stock options, all of which were fully vested: Mitchell I. Quain — 25,000; Yvonne E. Schlaeppi — 10,000; and Richard S. Warzala — 10,000. Mr. Michas did not hold any stock options as of January 31, 2024.

(c)
Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of April 12, 2024 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percent of Class
Dimensional Fund Advisors LP	516,983	(b)	6.9%
6300 Bee Cave Road, Building One Austin, TX 78746
Royce & Associates, LP	477,097	(c)	6.4%
745 Fifth Avenue New York, NY 10151
Askeladden Capital Management, LLC	409,260	(d)	5.5%
14 Sunrise Ct Trophy Club, TX 76262
Punch & Associates Investment Management, Inc.	495,951	(e)	6.6%
7701 France Ave. So., Suite 300 Edina, MN 55435
Juniper Targeted Opportunity Fund, L.P.	535,203	(f)	7.1%
555 Madison Avenue, 24th Floor New York, NY 10022
Peter Kamin	433,065	(g)	5.8%
2720 Donald Ross Road, Unit 311 Palm Beach Gardens, FL 33410

(a)
All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.
(b)
According to a Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 512,713 shares and sole dispositive power with respect to 516,983 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser as of December 29, 2023.
(c)
According to a Schedule 13G/A filed with the SEC on January 23, 2024, Royce & Associates, LP, an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 477,097 shares as of December 31, 2023.
(d)
According to a Schedule 13G/A filed with the SEC on February 14, 2024, Askeladden Capital Management, LLC and Samir Patel had shared voting power and shared dispositive power with respect to 409,260 shares as of December 31, 2023.
(e)
According to a Schedule 13G/A filed with the SEC on February 14, 2024, Punch & Associates Investment Management, Inc., an investment adviser registered under the Advisers Act, had sole voting power and sole dispositive power with respect to 495,951 shares as of December 31, 2023.
(f)
Juniper Targeted Opportunity Fund, L.P. (“Jupiter Fund”) has sole voting and dispositive power with respect to 535,203 shares. Juniper HF Investors II, LLC (“Juniper HF”), Juniper Investment Company, LLC (“Juniper Investment Company”), an investment adviser registered under the Advisers Act, Alexis P. Michas and John A. Bartholdson, have shared voting and dispositive power with respect to 535,203 shares based on their relationship with Jupiter Fund.
(g)
According to a Schedule 13D filed with the SEC on December 13, 2022, Peter H. Kamin had sole voting power and sole dispositive power with respect to 433,065 shares as of December 5, 2022, which includes 143,420 shares held by the Peter H. Kamin Revocable Trust dated February 2003, of which Mr. Kamin is the sole trustee, 82,084 shares held by the Peter H. Kamin Childrens Trust dated March 1997 of which Mr. Kamin is the trustee, and 58,823 shares held by 3K Limited Partnership, of which Mr. Kamin is the General Partner.

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 12, 2024 by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership
Name of Beneficial Owner	Shares and Restricted Shares (a)		Options Exercisable Within 60 Days of April 12, 2024 (b)	Total Beneficial Ownership (a)	Percent of Class
Non-employee directors
Alexis P. Michas	545,184	(c)	—	545,184	7.3%
Mitchell I. Quain	90,329		25,000	115,329	1.5%
Yvonne E. Schlaeppi	32,313		10,000	42,313	*
Richard S. Warzala	35,159		10,000	45,159	*
Executive Officers
Gregory A. Woods	178,915		245,500	424,415	5.7%
David S. Smith	29,034		64,000	93,034	1.2%
Michael J. Natalizia	41,130		17,500	58,630	*
All directors and executive officers of the Company as a group (9)	1,010,751		400,000	1,410,751	18.8%

*Indicates less than 1.0%.

(a)
If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.
(b)
All options held by non-employee directors and executive officers are fully vested and currently exercisable.
(c)
Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 535,203 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, requires the directors and executive officers of the Company and any persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2024, all of its officers, directors and 10% beneficial owners complied with the requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

The Human Capital and Compensation Committee of the Company’s Board of Directors (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and setting the compensation for our executives and key management personnel in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives. The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors, including the results of the annual advisory vote of the Company’s shareholders on executive compensation. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

•
salary;
•
cash incentive and bonus awards tied to the Company’s annual performance;
•
equity-based incentive compensation, in the form of time-based restricted stock units and performance-based restricted stock units; and
•
retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for achieving both long-term strategic goals and short-term performance goals. To this end, the Committee seeks to establish salaries at levels that are competitive within the Company’s industry and geographical markets. As described further below, the Committee utilizes annual cash-based incentive awards tied to the achievement by the Company of EBITDA-based targets to encourage the Company’s executives to focus on improving the Company’s short-term profitability. The Committee utilizes a mix of time-based restricted stock units and performance-based restricted stock units tied to the Company’s achievement of multi-year revenue goals in order to encourage the Company’s executives to focus on driving the Company’s long-term growth. The Committee believes that the combination of these elements is effective in aligning the interests of the Company’s executives with those of its shareholders.

Say on Pay Consideration. In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2023 annual meeting. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2023 annual meeting by a favorable vote of approximately 96.2% of the votes cast.

Setting Executive Compensation. The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and based on these reviews, the Committee determines salary adjustments and annual awards. Mr. Woods does not participate during the deliberations regarding his compensation.

Fiscal Year 2024 Compensation Overview. The total compensation paid to Mr. Woods and the Company’s two other most highly compensated executive officers, Mr. Smith and Mr. Natalizia (collectively with Mr. Woods, the “Named Executive Officers”), in the fiscal year ended January 31, 2024 was not adjusted from the base salaries in effect for fiscal year 2023.

Salary. Base salaries for executive officers are evaluated each year. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. In March 2023, the Committee determined not to adjust the base salaries for executive officers for fiscal year 2024 from those in effect for fiscal year 2023. The fiscal year 2024 annual salaries of the Named Executive Officers were as follows:

Name	Salary ($)
Gregory A. Woods	459,251
David S. Smith	316,069
Michael J. Natalizia	250,510

Cash Incentive and Bonus Awards. Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Senior Executive Short-Term Incentive Plan. Participants in the STIP (which may include any executive officer, vice president or director-level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives, which the Committee has full discretion to establish for each plan year. Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. In April 2023, the Committee established the following Target Awards for our Named Executive Officers for fiscal year 2024:

Name	Target Award ($)	Target Award as Percentage of Base Salary
Gregory A. Woods	367,401	80%
David S. Smith	142,231	45%
Michael J. Natalizia	87,679	35%

Concurrently with the establishment of the Target Awards for fiscal year 2024, the Committee established fiscal year 2024 consolidated adjusted EBITDA as the sole performance goal under the STIP (the “2024 Performance Goal”) and established a threshold and a target for the 2024 Performance Goal. The total STIP award earned by a Named Executive Officer for fiscal year 2024 is calculated as follows:

•
No bonus was to be paid with respect to the 2024 Performance Goal unless the Company’s fiscal year 2024 adjusted EBITDA exceeded the threshold established by the Committee. If the Company’s fiscal year 2024 adjusted EBITDA equaled the target established by the Committee, 100% of the target bonus would have been paid. Since fiscal year 2024 adjusted EBITDA fell between the threshold and the target, the bonus amount was determined through linear interpolation. An incremental bonus of up to 100% of each participant’s total STIP target bonus would have been paid if our fiscal year 2024 adjusted EBITDA fell between the target and an amount equal to 200% of the target. If our fiscal year 2024 adjusted EBITDA had fallen between the target and 200% of the target, the bonus amount would have been determined through linear interpolation. No further bonus would have been paid on account of fiscal year 2024 adjusted EBITDA exceeding 200% of the target.

Each of our Named Executive Officers’ STIP award is subject to the following limitations:

•
Aggregate awards under the STIP in any year may not exceed 15% of the Company’s consolidated operating income for that year determined without deduction for the STIP awards.
•
Adequate reserves for awards must be accrued when determining whether a Performance Goal based upon operating income has been achieved.

The threshold and target for the 2024 Performance Goal and the corresponding amount of the STIP paid based on the Company’s results for fiscal year 2024 were as follows:

Performance Goal	Threshold($)	Target ($)	Actual Adjusted EBITDA Performance ($)	Percentage of Target Bonus Earned (%)
Adjusted EBITDA Goal	16,000,000	22,000,000	17,603,000	26.7

As a result, our Named Executive Officers received the following STIP awards for fiscal year 2024.

Name	STIP Award for Fiscal Year 2024
Gregory A. Woods	$98,096
David S. Smith	$37,976
Michael J. Natalizia	$23,410

Equity-based Incentive Compensation. Total compensation at the executive level also includes equity incentive awards granted under the Company’s 2018 Equity Incentive Plan. The objectives of the equity incentive awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company’s performance in key financial metrics, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock.

In fiscal year 2024, the Committee granted to the Named Executive Officers the following number of time-based restricted stock units.

Name	Time-based Restricted Stock Units
Gregory A. Woods	18,399
David S. Smith	6,332
Michael J. Natalizia	2,342

The time-based restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant, based on the executive’s continued employment with us.

The Company also utilizes performance-based restricted stock units with multi-year performance periods to further align the interests of our executives with the long-term interests of the Company and its shareholders. In fiscal years 2022, 2023 and 2024, the Committee granted to the Named Executive Officers the following numbers of performance-based restricted stock units:

Name	Performance- based Restricted Stock Units Granted in Fiscal Year 2022	Performance- based Restricted Stock Units Granted in Fiscal Year 2023	Performance- based Restricted Stock Units Granted in Fiscal Year 2024
Gregory A. Woods	31,734	30,905	36,799
David S. Smith	10,815	10,635	12,663
Michael J. Natalizia	2,169	3,934	4,684

The performance-based restricted stock units may be earned based upon the achievement by the Company of a performance goal based on a revenue threshold and target (the “Revenue Goal”) over a three fiscal-year period (the “Performance Period”) as follows:

Fiscal Year Granted	Performance Period (fiscal years)	Revenue Threshold	Revenue Target
2022	2022, 2023 and 2024	$120,000,000	$150,000,000
2023	2023, 2024 and 2025	$150,000,000	$180,000,000
2024	2024, 2025 and 2026	$180,000,000	$210,000,000

The number of performance-based restricted stock units that become earned (“Earned RSUs”) with respect to any fiscal year within a Performance Period (a “Performance Year”) will be equal to the product of the total number of performance-based restricted stock units, less any performance-based restricted stock units that became Earned RSUs with respect to a prior Performance Year within that Performance Period, multiplied by the Earned Revenue Percentage (as defined below) for such Performance Year, rounded down to the nearest whole number. In no event will the aggregate number of Earned RSUs with respect to an award of performance-based restricted stock units exceed the total number of performance-based restricted stock units constituting the applicable award. One-third of the number of performance-based restricted stock units that become Earned RSUs will vest on the date that the Committee determines that they have been earned, with the remaining two-thirds vesting in equal installments on the first and second anniversaries of that date.

For purposes of the performance-based restricted stock units, “Earned Revenue Percentage” for a Performance Year means the percentage obtained by dividing (i) the Company’s revenue for that Performance Year, as determined by the Committee in accordance with United States generally accepted accounting principles (the “Revenue”), minus the Adjusted Performance Threshold (defined below) for that Performance Year by (ii) the performance target minus the Adjusted Performance Threshold for that Performance Year. If the revenue for any Performance Year is less than or equal to the Adjusted Performance Threshold for that Performance Year, the Earned Revenue Percentage for that Performance Year shall be zero, and if the Revenue for any Performance Year is equal to or exceeds the Annual Performance Target, the Earned Revenue Percentage for that Performance Year shall be 100%. The “Adjusted

Performance Threshold” for a Performance Year means the greater of (i) the performance threshold and (ii) the highest revenue for any previously completed Performance Year.

The Adjusted Performance Threshold for fiscal year 2024 and the number of performance-based restricted stock units held by our Named Executive Officers that became Earned RSUs based on the Company’s fiscal year 2024 revenue of $148.1 million are as follows:

Name	Fiscal Year Granted	Adjusted Performance Threshold ($) (1)	Earned RSUs (#)	Remaining Performance- based Restricted Stock Units (#)
Gregory A. Woods	2024	180,000,000	—	36,799
	2023	150,000,000	—	30,905
	2022	142,527,000	5,907	—	(2)
David S. Smith	2024	180,000,000	—	12,663
	2023	150,000,000	—	10,635
	2022	142,527,000	2,013	—	(2)
Michael J. Natalizia	2024	180,000,000	—	4,684
	2023	150,000,000	—	3,934
	2022	142,527,000	743	—	(2)

(1)
None of the performance-based restricted stock units granted in fiscal year 2023 or 2024 became Earned RSUs based on the Company’s revenue for either of those years, and accordingly, the Adjusted Performance Threshold equaled the original threshold for those grants. A portion of the performance-based restricted stock units granted in fiscal year 2022 became Earned RSUs based on the Company’s revenue for its fiscal year 2023, and accordingly, the Adjusted Performance Threshold for those grants equaled the Company’s revenue for its fiscal year 2023, which was $142.5 million.
(2)
Performance-based restricted stock units granted in fiscal year 2022 that did not become Earned RSUs based on the Company’s fiscal year 2024 revenue were forfeited. As a result, performance-based restricted stock units of 2,025, 690, and 256 that were granted to Messrs. Woods, Smith and Natalizia, respectively, in fiscal year 2022 were forfeited.

Share Ownership and Retention Guidelines. The Committee believes that, as a rule, senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO, two times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive was expected to achieve the ownership level by April 1, 2020 or, if later, within five years of his or her initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock or restricted stock units and 50% of all shares acquired on exercise of any stock option (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits. In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the Company’s employees.

Each eligible employee shares in contributions on the basis of relative compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions (limited to $20,500 in calendar year 2022 and $22,500 in calendar year 2023). The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreements with Mr. Woods and Mr. Smith. In November 2014 and November 2020, the Company entered into change in control agreements (the “CIC Agreements”) with Mr. Woods and Mr. Smith, respectively. The CIC Agreements provides for the payment of severance benefits upon a change in control of the Company if Mr. Woods’ or Mr. Smith’s employment is terminated by the Company without cause or by Mr. Woods or Mr. Smith, as applicable, for good reason within the period (the “CIC Period”) beginning on the earlier of (i) 180 days prior to the occurrence of the change in control and (ii) the announcement of a transaction expected to result in a change in control, and ending on the second anniversary of the occurrence of a change in control.

Severance payments to Mr. Woods include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “Mr. Woods’ base compensation”), (ii) a portion of Mr. Woods’ bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that 100% of the target under the bonus plan is achieved, (iii) immediate vesting of all unvested stock options and restricted stock awards, (iv) continued health coverage for 18 months or until he receives benefits from another employer, if earlier, and (v) reimbursement for outplacement services in an amount not to exceed 17% of Mr. Woods’ base compensation. Severance payments to Mr. Smith include (i) payment of the sum of (A) his annual salary and (B) 75% of the amount of his target bonus for the fiscal year in progress (collectively, “Mr. Smith’s base compensation”), (ii) a portion of Mr. Smith’s bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that 100% of the target under the bonus plan is achieved, (iii) immediate vesting of all unvested stock options, restricted stock, time-based restricted stock units and earned performance-based restricted stock units (provided that performance-based restricted stock units shall be deemed to have been earned only to the extent that they are earned in accordance with their terms as of the Change in Control Date and only the time-based vesting of such earned units shall be accelerated under Mr. Smith’s CIC Agreement, (iv) continued health coverage for 12 months or until he receives benefits from another employer, if earlier, and (v) reimbursement for outplacement services in an amount not to exceed 17% of Mr. Smith’s base compensation.

If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods or Mr. Smith would be in a better after-tax position by reducing such payments or benefits, the amounts payable under the applicable CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

Employment Agreements and Severance Benefits. Except for the CIC Agreements with Mr. Woods and Mr. Smith, we generally do not provide any severance benefits to our Named Executive Officers other than those provided to all employees. Severance benefits vary based upon salary levels and length of service.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above and based on these reviews and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

Human Capital and Compensation Committee:

Richard S. Warzala (Chairman)

Alexis P. Michas

Mitchell I. Quain

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Named Executive Officers.

2024 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($) (a)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Gregory A. Woods	2024	459,251	688,871	98,096	39,888	(b)	1,286,106
President and CEO	2023	457,193	583,647	—	39,068		1,079,908
David S. Smith	2024	316,069	237,058	37,976	57,798	(c)	648,901
Vice President, CFO and Treasurer	2023	314,199	200,835	—	56,871		571,905
Michael J. Natalizia	2024	250,510	87,684	23,410	5,991	(d)	367,595
Chief Technology Officer and Vice President of Strategic Technical Alliances	2023	249,028	74,294	—	6,041		329,363

(a)
The amounts reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units issued to the Named Executive Officers, as calculated under ASC 718, excluding estimated forfeitures. Under ASC 718, the grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions. The closing price of the Company’s common stock on the grant date for all restricted stock units issued to the Named Executive Offices during fiscal year 2024 was $12.48.
(b)
Represents vehicle allowance of $25,158, premiums on Company-paid life insurance policies for which Mr. Woods or his estate is the beneficiary of $3,160, and an employer match under the Company’s Profit Sharing Plan of $11,570.
(c)
Represents housing allowance of $28,800, vehicle allowance of $18,374, and an employer match under the Company’s Profit Sharing Plan of $10,624.
(d)
Represents an employer match under the Company’s Profit Sharing Plan of $5,991.

2024 Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2024 to each Named Executive Officer.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($) (a)(b)	Target ($) (a)	Maximum ($) (a)	Threshold (#)	Target (#) (c)	Maximum (#) (c)	or Units (#) (d)	Awards ($) (e)
Gregory A. Woods	3/21/2023	—	367,401	734,802
	3/21/2023				—	36,799	36,799		459,252
	3/21/2023							18,399	229,620
David S. Smith	3/21/2023	—	142,231	284,462
	3/21/2023				—	12,663	12,663		158,034
	3/21/2023							6,332	79,023
Michael J. Natalizia	3/21/2023	—	87,679	175,358
	3/21/2023				—	4,684	4,684		58,456
	3/21/2023							2,342	29,228

(a)
Represents awards under the Company’s Senior Executive Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Senior Executive Short-Term Incentive Plan” for additional information regarding the Senior Executive Short-Term Incentive Plan.
(b)
The Company’s Senior Executive Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned thereunder.
(c)
Consists of a performance-based restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan. Any portion of the award that is earned will vest in three equal annual installments commencing on the date the Company’s Human Capital and Compensation Committee makes the determination that such portion of the award was earned. See “Compensation Discussion & Analysis – Equity-based Incentive Compensation” for more information about the performance-based restricted stock units.
(d)
Consists of a restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which vests in three equal annual installments commencing on the first anniversary of the grant date.
(e)
The grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory A. Woods	50,000	—	13.80	5/22/2024	(a)
	50,000	—	13.95	3/16/2025	(a)
	50,000	—	15.01	3/14/2026	(a)
	50,000	—	12.85	3/13/2027	(a)
	45,500	—	18.25	6/4/2028	(b)
						34,435	(c)	607,089
						15,868	(d)	279,753
									7,932	(e)	139,841
									30,905	(f)	544,855
									36,799	(g)	648,766
David S. Smith	50,000	—	13.80	1/22/2028	(a)
	14,000	—	18.25	6/4/2028	(b)
						11,831	(h)	208,581
						5,408	(d)	95,343
									2,703	(e)	47,654
									10,635	(f)	187,495
									12,663	(g)	223,249
Michael J. Natalizia	5,000	—	14.20	3/7/2024	(a)
	17,500	—	18.25	6/4/2028	(b)
						4,377	(i)	77,167
						2,001	(d)	35,278
									999	(e)	17,612
									3,934	(f)	69,356
									4,684	(g)	82,579

(a)
Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(b)
Options vest in three equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).
(c)
Consists of (i) 6,133 restricted stock units that vested on March 21, 2024; (ii) 5,734 restricted stock units that vested on April 7, 2024; (iii) 5,151 restricted stock units that vested on April 18, 2024; (iv) 5,151 restricted stock units that vest on April 18, 2025; and (v) 12,266 restricted stock units that vest in equal installments on March 21, 2025 and 2026.
(d)
Consists of performance-based restricted stock units granted in fiscal year 2022 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2022, 2023 and 2024 revenue. Restricted stock units of 15,868, 5,408, and 2,001 were earned by Messrs. Woods, Smith and Natalizia, respectively, based upon the Company's fiscal year 2023 revenue. These restricted stock units vest in equal installments on April 7, 2024 and April 7, 2025.
(e)
Consists of performance-based restricted stock units granted in fiscal year 2022 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2022, 2023 and 2024 revenue. Restricted stock units of 5,907, 2,013 and 743 were earned on April 17, 2024 by Messrs. Woods, Smith and Natalizia, respectively, based upon the Company's fiscal year 2024 revenue. These restricted stock units vest in equal installments on April 17, 2024, April 17, 2025 and April 17, 2026.
(f)
Consists of performance-based restricted stock units granted in fiscal year 2023 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2023, 2024 and 2025 revenue. No restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2024 revenue.

(g)
Consists of performance-based restricted stock units granted in fiscal year 2024 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2024, 2025 and 2026 revenue. No restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2024 revenue.
(h)
Consists of (i) 2,111 restricted stock units that vested on March 21, 2024; (ii) 1,954 restricted stock units that vested on April 7, 2024; (iii) 1,772 restricted stock units that vested on April 18, 2024; (iv) 1,773 restricted stock units that vest on April 18, 2025; and (v) 4,221 restricted stock units that vest in equal installments on March 21, 2025 and 2026.
(i)
Consists of (i) 781 restricted stock units that vested on March 21, 2024; (ii) 723 restricted stock units that vested on April 7, 2024; (iii) 656 restricted stock units that vested on April 18, 2024; (iv) 656 restricted stock units that vest on April 18, 2025; and (v) 1,561 restricted stock units that vest in equal installments on March 21, 2025 and 2026.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Human Capital and Compensation Committee, equity and cash-based awards. Because the Company’s equity incentive programs include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

Pay Versus Performance

The following table provides a comparison between two measures of compensation for our Named Executive Officers and certain measures of performance. The two compensation measures are the Named Executive Officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a measure of compensation required by SEC rules. These measures are presented for the relevant years on an individual basis for our Chief Executive Officer, and as an average for the group of our other Named Executive Officers.

While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year. This net aggregate change in fair value represents the sum of:

•
the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;
•
the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;
•
the vesting-date fair value of new awards that are granted and also vest in the year;
•
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;
•
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during the year, measured as the loss of the fair value of those awards at the beginning of the year; and
•
the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.

The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.

Fiscal Year	Summary Compensation Table Total for Mr. Woods	Compensation Actually Paid to Mr. Woods		Average Summary Compensation Table Total for Messrs. Smith and Natalizia	Average Compensation Actually Paid to Messrs. Smith and Natalizia		Value of Initial Fixed $100 Investment Based On Total Shareholder Return (a)	Net Income (in thousands)
2024	$1,286,106	$1,849,025	(b)	$508,248	$640,408	(b)	$164	$4,694
2023	$1,079,908	$1,105,510	(c)	$450,634	$456,934	(c)	$123	$2,661
2022	$1,421,482	$958,145	(d)	$542,906	$415,322	(d)	$128	$6,429

(a)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from January 29, 2021, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on January 29, 2021.
(b)
Represents compensation actually paid for fiscal year 2024 to Mr. Woods and the average compensation actually paid for fiscal year 2024 to Messrs. Smith and Natalizia, our other named executive officers for fiscal year 2024. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2024, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Woods	Average for Messrs. Smith and Natalizia
New Grants Unvested at Year-End	973,141	229,375
Prior Years Awards Unvested at Year-End	300,976	70,667
New Grants that Vested in Fiscal Year 2024	—	—
Prior Years Awards that Vested in Fiscal Year 2024	4,504	756
Prior Years Awards that Failed to Vest in Fiscal Year 2024	(26,831)	(6,267)
Dividends or Earnings on Awards Before Vesting	—	—

The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(c)
Represents compensation actually paid for fiscal year 2023 to Mr. Woods, and the average compensation actually paid for fiscal year 2023 to Messrs. Smith and Natalizia, our other named executive officers for fiscal year 2023. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(d) Represents compensation actually paid for fiscal year 2022 to Mr. Woods, and the average compensation actually paid for fiscal year 2022 to Messrs. Smith and Natalizia, our other named executive officers for fiscal year 2022. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

Relationship Between Pay and Performance

The following table shows, for the periods presented, the relationship between, on the one hand, the compensation actually paid to Mr. Woods and the average compensation actually paid to our other named executive officers and, on the other hand, each of:

•
Our cumulative total shareholder return since January 29, 2021, the last trading day before fiscal year 2022; and
•
Our net income over the last three years.

Metric	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Change from Fiscal Year 2022 to Fiscal Year 2023 (%)	Change from Fiscal Year 2023 to Fiscal Year 2024 (%)
Compensation actually paid to Mr. Woods	$958,145	$1,105,510	$1,849,025	15.4%	67.3%
Average Compensation Actually Paid to Messrs. Smith and Natalizia	$415,322	$456,934	$640,408	10.0%	40.2%
Total Shareholder Return since January 28, 2021	28%	23%	64%	(17.9)%	178.3%
Net income (in thousands)	$6,429	$2,661	$4,694	(58.6)%	76.4%

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	824,054	(1)	$15.26	(2)	721,694	(3)
Equity Compensation Plans Not Approved by Shareholders	—		—		—
Total	824,054	(1)	$15.26	(2)	721,694	(3)

(1)
Includes 260,249 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; 127,600 shares issuable upon exercise of outstanding options granted under the Company’s 2015 Equity Incentive Plan; and 135,500 shares issuable upon exercise of outstanding options granted and 300,705 restricted stock units outstanding under the Company’s 2018 Equity Incentive Plan. Refer to Note 14, “Share Based Compensation,” to the Company’s audited financial statements for the fiscal year ended January 31, 2024 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2024 for further discussion.
(2)
Does not include restricted stock units.
(3)
Represents 696,636 shares available for grant under the Company’s 2018 Equity Incentive Plan and 25,058 shares available for issuance under the Company’s Employee Stock Purchase Plan.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(1) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Human Capital and Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board recommends a vote “FOR” approval of the Company’s executive compensation, as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with accompanying narrative disclosure) in this Proxy Statement.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in evaluating the integrity of Company financial controls and reporting and requests that shareholders ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

The Board recommends a vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2025.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will participate in the annual meeting via remote communication with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2024 and 2023 are set forth below.

	2024	2023
Audit Fees	$392,000	$520,420
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Audit Fees for the fiscal years ended January 31, 2024 and 2023 were for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements. Audit fees for the fiscal years ended January 31, 2024 and 2023 also includes fees for professional services related to the review of the Company’s registration statement on Form S-8.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2024 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2024 set forth above under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2024.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2024, to be filed with the SEC.

Audit Committee:

Mitchell I. Quain (Chairman)

Alexis P. Michas

Yvonne Schlaeppi

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the period beginning on February 1, 2023 through the date of this proxy statement any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposals 1 and 2.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2024, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2025 ANNUAL MEETING

The 2025 annual meeting of the shareholders of the Company is scheduled to be held on May 20, 2025, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than January 2, 2025. Shareholder proposals not requested to be included in the proxy statement pursuant to Rule 14a-8 and director nominations that are to be considered at the 2025 annual meeting must be submitted no earlier than December 21, 2024 and no later than March 21, 2025. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. If the date of the 2025 annual meeting is more than 30 days before or after June 11, 2025, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after the Company first publicly announces the date of the meeting.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

Astro Nova P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting AstroNova, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 12, 2024 Tuesday, June 11, 2024 9:00 AM, Eastern Daylight Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ALOT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Daylight Time, June 11, 2024. Internet: www.proxypush.com/ALOT • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-509-1041 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ALOT This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Alexis P. Michas, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods (the "Named Proxies"), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of AstroNova, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

AstroNova, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE 1. To elect five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified. 1.01 Alexis P. Michas 1.02 Mitchell I. Quain1.03 Yvonne E. Schlaeppi 1.04 Richard S. Warzala 1.05 Gregory A. Woods FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR 2. To approve, on an advisory, non-binding basis, the compensation paid to the Company's Named Executive Officers, as disclosed in the Company's proxy statement for the 2024 annual meeting of shareholders 3. To ratify the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2025. FOR AGAINST ABSTAIN You must register to attend the meeting online and/or participate at www.proxydocs.com/ALOT Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date